U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                September 8, 2006
                                -----------------


                             NORTHERN ETHANOL, INC.
                             ----------------------
        (Exact name of small business issuer as specified in its charter)


         Delaware                      000-51564                 34-2033194
---------------------------            ---------                 ----------
State or other jurisdiction     Commission File Number     (IRS Employer ID No.)
    of  incorporation)

                              193 King Street East
                                    Suite 300
                        Toronto, Ontario, M5A 1J5, Canada
                        ---------------------------------
                    (Address of principal executive offices)

                                 (416) 366-5511
                                 --------------
                           (Issuer's Telephone Number)

Item 3.02 Unregistered Sales of Equity Securities.

     On September 8, 2006, we closed a private offering of restricted shares of our Common Stock (the "Shares"). We received proceeds of $4,271,500 from the sale of 4,271,500 Shares ($1.00 per share). The Shares were sold to a total of 49 investors, including two (2) investors that are residents of the United States. Each US investor is an "accredited investor" as that term is defined under Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended.

     We relied upon the exemption from registration afforded by Regulation D and Regulation S, promulgated under the Securities Act of 1933, as amended, to issue the Shares.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective September 8, 2006, Mr. Joseph Galda tendered his resignation as a director of our Company. Our Board appointed Mr. Paul Durst to replace Mr. Galda. As part of this restructuring of management of our Company, our Board of Directors also adopted a resolution increasing the number of directors from three to six members and appointed Messrs. Robert Richards, Andrew I. Telsey and Frank F. Klees as directors of our Company. Each new director shall hold such offices until the next annual meeting of shareholders, their resignation, removal or death. Below is the respective resume of each of our new directors.

     Mr. Galda also resigned as our Secretary and our Board of Directors appointed Andrew I. Telsey to serve as our Corporate Secretary, to hold such office until the next annual meeting of our Board of Directors, his resignation, removal or death.

Resumes:

     Paul T. Durst, age 54, has been the Controller and Chief Financial Officer of Schickedanz Bros. Limited, Ontario, Canada since November 2000. This company is a developer of real estate as well as a property manager, with assets in excess of $250 million. Mr. Durst has over 24 years of experience in finance and administration. He has been a Certified General Accountant since 1982. He received a degree in Business & Commerce in 1971.

     Frank F. Klees, age 55, has been President of Klees & Associates, Ltd, Ontario, Canada, since January 1982, a company engaged in financial services consulting. In

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

addition to insurance and employee benefit services, this company also provides contract negotiation and agency services for professional athletes in the Canadian and National Football Leagues. Also, since July 1995, Mr. Klees has been a sitting Member of the Provincial Parliament Legislative Assembly in Canada and has held numerous government positions, including a member of the Cabinet in 1999, Ontario's Tourism Minister and Minister of Transportation. Mr. Klees also currently sits as a member of the Board of Directors for numerous private and public companies, including Roxul, Inc. and Tribute Resources, Inc. He obtained a Theology diploma from Toronto Baptist Seminary in 1973.

     Robert Richards, age 55, has been the President and CEO of the William Oster Health Centre, Brampton Ontario, since March 2005. Prior, from March 2004 through March 2005, he was retired. From 1998 through March 2004, he was the President and CEO of the Municipal Property Placement Corporation, Pickering, Ontario. He received a Master of Business Administration in 1982 from York University, Toronto and a Bachelor of Arts degree from the University of Windsor, with a combined mathematics and economics major, in 1972.

     Andrew I. Telsey, age 53. Since 1984 Mr. Telsey has been President and sole shareholder of Andrew I. Telsey, P.C., Englewood, Colorado, a law firm emphasizing securities law, business transactions, mergers and acquisitions and general corporate matters. This firm is also our securities and corporate counsel. Mr. Telsey received a Juris Doctor degree from Syracuse University College of Law in 1979 and a Bachelor of Arts degree from Ithaca College in 1975. He intends to devote only such time as necessary to our business, which is not expected to exceed 20 hours per month.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2006

                                   NORTHERN ETHANOL, INC.
                                   (Registrant)


                                   By: s/Gordon Laschinger
                                      ------------------------------------------
                                      Gordon Laschinger, Chief Executive Officer


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